                                                                    Exhibit 24.1

                               POWERS OF ATTORNEY

     By signing below, I hereby constitute and appoint Robert A. Wolfe, Terry
L. Hall, and Yasmin R. Seyal my true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as a director and/or officer of GenCorp Inc., an Ohio corporation (the "Company"), that said attorney or attorneys-in-fact, or any of them, may deem necessary or advisable or that may be required to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with one or more registration statements on Form S-3 (or any other appropriate form) and any abbreviated registration statement relating thereto for the purpose of registering pursuant to the Securities Act and/or the Exchange Act (i) up to $150 million of the Company's outstanding 5 3/4% Convertible Subordinated Notes due 2007, and the shares of the Company's Common Stock issuable upon conversion thereof for resale by the holders thereof from time to time and (ii) debt and equity securities of the Company, and securities exercisable or exchangeable for, or convertible into such debt and equity securities, having an aggregate offering price not to exceed $300 million, for sale from time to time, including (in each case) specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company (individually or on behalf of the Company), each such registration statement and any such abbreviated registration statement, and any and all amendments, including post-effective amendments, and supplements thereto, and any registration statement filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with any and all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have executed this Powers of Attorney as of May 16, 2002.

     /s/ Robert A. Wolfe                      /s/ Terry L. Hall
-----------------------------           -----------------------------
       Robert A. Wolfe                          Terry L. Hall


     /s/ Yasmin R. Seyal                   /s/ J. Robert Anderson
-----------------------------           -----------------------------
       Yasmin R. Seyal                       J. Robert Anderson


     /s/ J. Gary Cooper                      /s/ James J. Didion
-----------------------------           -----------------------------
       J. Gary Cooper                          James J. Didion


      /s/ Irving Gutin                       /s/ William K. Hall
-----------------------------           -----------------------------
        Irving Gutin                           William K. Hall


   /s/ James M. Osterhoff                  /s/ Steven G. Rothmeier
-----------------------------           -----------------------------
     James M. Osterhoff                      Steven G. Rothmeier


    /s/ Shelia E. Widnall
-----------------------------
      Shelia E. Widnall


                                     - 2 -